UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2024

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market
Preferred Share Purchase Rights	N/A	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On December 17, 2024, the Board of Directors (the “Board”) of HF Foods Group Inc. (the “Company”) appointed Xi (Felix) Lin to serve as the Company’s Chief Executive Officer, effective January 1, 2025. Mr. Lin previously served as the Company’s Interim Chief Executive Officer, Chief Operating Officer and President.

There are no arrangements or understandings between Mr. Lin and any other persons pursuant to which he was selected as an officer of the Company. Information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K with respect to Mr. Lin is included in the Company’s Current Report on Form 8-K filed on October 28, 2024, and incorporated herein by reference, as applicable.

Employment Agreement with Chief Executive Officer

On December 16, 2024, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Lin. The Employment Agreement will become effective on January 1, 2025.

The Employment Agreement provides for (i) an annual base salary of $675,000, subject to annual review and adjustment, (ii) a discretionary annual bonus opportunity in an amount equal to 125% of his annual base salary, (iii) eligibility to receive a one-time equity grant under the Company’s 2018 Omnibus Equity Incentive Plan (the “Incentive Plan”) in the form of Performance Stock Units with a value of $1,000,000 contingent on certain conditions being met regarding the Company’s stock price, and (iv) additional equity grants under the Incentive Plan, subject to annual approval by the Compensation Committee of the Board, with a target amount of 150% of Mr. Lin’s base salary.

The Employment Agreement provides that if Mr. Lin’s employment is terminated without Cause or he resigns with Good Reason (each, as defined therein), then Mr. Lin will be generally eligible for the severance benefits for the Chief Executive Officer described in the HF Foods Group Inc. Severance Policy (the “Severance Policy”), and that (a) if such termination occurs on or before the third anniversary of the effective date, the number of months of base salary payable to Mr. Lin under the Severance Policy shall be 36 months, and (b) if such termination occurs prior to the expiration of any subsequent one-year renewal term, the number of months of base salary remaining under the one-year renewal term plus the severance benefits under the Severance Plan for a termination without Cause or resignation for Good Reason. In either case, if such termination without Cause or resignation for Good Reason occurs on or after June 30th of the calendar year, Mr. Lin shall be eligible for a prorated target bonus, calculated in accordance with the terms of the Employment Agreement.

The foregoing description of the terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 19, 2024, the Company issued a press release in connection with the foregoing events. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10.1	Employment Agreement between HF Foods Group Inc. and Xi Lin
99.1	Company press release dated December 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: December 19, 2024	/s/ Cindy Yao
Cindy Yao
Chief Financial Officer